UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2011 (March 1, 2011)

NET SAVINGS LINK, INC.
formerly, Calibert Explorations, Ltd.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

101 North Garden Avenue, Suite 240
Clearwater, FL   33755
(Address of principal executive offices and Zip Code)

(727) 442-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06	CHANGES IN SHELL COMPANY STATUS

On or about March 1, 2011, as a result of our operations, we were no longer a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended.  This Form 8-K is being filed to disclose the foregoing and advise the public that we are no longer a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended.

BUSINESS

We are a local e-commerce marketplace that connects merchants to consumers by offering goods and services at a discount. Traditionally, local merchants have tried to reach consumers and generate sales through a variety of methods, including the yellow pages, direct mail, newspaper, radio, television, online advertisements, and promotions.  By bringing the brick and mortar world of local commerce onto the Internet, we are creating a new way for local merchants to attract customers and sell goods and services. We provide consumers with savings and help them discover what to do, eat, see and buy in the places where they live and work.

General

We were incorporated in the State of Nevada on February 22, 2007 and began doing business as a mining and exploration company.  On November 3, 2009, we changed our business plan from mining and exploration to a membership based Internet Company that provides members with links to predominantly other 3rd party websites that offer savings and discount deals.  These savings and discount offers are organized and presented on our website located at www.netsavingslink.com, to save members money on everyday expenses such as groceries, dining, travel, shopping, debt service, insurance - as examples.

We have spent the past year researching and selecting discount and savings offers, and designing and developing our website with the assistance of several professional contractors.  On March 1, 2011, we commenced limited operations by opening our website to the general public. We have acquired approximately 10,700 members, at no cost for a membership, as part of our limited opening strategy.

We plan to begin full operations in the near future, after we have completed testing all the various links to all the 3rd party web sites.

We have no plans to change our current business plan, combine with any other business entities, and are not currently aware of any conditions that might bring about a change in our current plans.  We have no plans to be acquired, nor do we, or our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our plan of operations is forward looking and there is no assurance that we will ever achieve profitability.

Offices

Our executive and administrative offices are located at 101 North Garden Avenue, Suite 240, Clearwater, Florida 33755.  In addition, our marketing and customer service offices are located at 101 North Garden Avenue, Suite 230, Clearwater, Florida 33755.  We currently lease an aggregate of approximately 3200 square feet, which we have leased and then optioned for several years to come.  Although the current space is more than adequate for our current operational needs as well as in the foreseeable near term, there is additional space for expansion available within our current office building, as well as in multiple surrounding office buildings, as we are located in the heart of downtown Clearwater. Our lead telephone number is 727-442 2600.

Products

We offer a one year membership to our website that is designed to save individuals and families money on everyday expense items such as groceries, dining, travel, retail shopping, debt service, insurance, and phone service – as examples.  These money saving products and services are developed by approximately 2,500 3rd parties, then organized into various categories and presented at our website through web links.

    A person becomes a member of Net Savings Link in the following ways:

1.	They purchase a one-year membership at the website for $4.95 per month.
2.	They purchase a one-year membership from a large organization or fundraiser for $20.
3.	They received a one-year membership from their employer as a benefit.
4.	They received a one-year membership from a company offering the membership as an incentive for test-driving an automobile, for example.

In addition to our one-year standard membership, a customer can upgrade to a Platinum Level membership for an additional $9.95 per month.  The Platinum Level membership allows the member access to an additional 270,000 vendors nationwide and it allows a paid up member to utilize their smart phones to show discount coupons to a vendor at point of sale, and actually obtain the discount immediately on the spot.

Online Shopping

Our website, netsavingslink.com, will be available 24/7 for our members, and, on a limited access basis, for those considering purchasing a membership.  All discount deals and savings offers have been organized by category and presented in a user-friendly menu.  In addition, graphic user guides and electronic books (e-books) have been provided in order to provide the customer with the highest degree of navigation ease and maximum use of the savings offers presented.

Customer Service

We have provided email access to our customer service department with a commitment of prompt response time, and a guaranteed satisfactory resolution to any customer issue, backed by a money back guarantee.  In addition, we provide live customer service from 10 AM – 5 PM Monday – Friday Eastern Standard Time (727-442-3200).

Purchasing

Once our customer selects a category and clicks on a specific discount deal or special offer that they are interested in purchasing, they are “transported” by electronic link directly to the originating site of the offer where they can gather as much information as they need to make a purchase or no purchase decision.  If they decide they wish to purchase, they present their credit card at the 3rd party site and the secure transaction is subsequently concluded.

Revenue

Net Savings Link will generate revenue from several sources:

1.	Revenue will be generated from a basic membership fee of $4.95 per month.

2.	Revenue will be generated from a $9.95 monthly fee for a premium upgrade membership that provides “Platinum Level” Members with greater discounts and preferred offerings.

3.
Revenue is generated in the form of commissions from the 3rd party site to Net savings Link each time a transaction from one of its members occurs at the 3rd party site.  Net Savings Link earns commissions whether a purchase occurs at the 3rd party site or not…such as a free trail offer.  Commissions are automatically processed electronically through name brand consolidators such as Link Share, Commission Junction, and Click Bank, who strictly monitor the 3rd party site offers and commission payment to vendor sites who present their offers such as Net Savings Link.

4.
Revenue is generating in selling our one-year membership certificates to companies and organizations that use the membership as a premium or gift incentive offer.  It could be receive a one year membership to Net Savings Link for testing driving a car or receive a membership for purchasing $500 worth of carpeting.   The gift and incentive market in the U.S. last year was over $31 billion dollars.

Competition

The electronic commerce market is very competitive, particularly with the addition of the  “deal of the day” sites such as Groupon and Living Social.  It appears that competition will continue to intensify in the future.  There can be no assurance that we will be able to maintain a viable position within the ranks of the current as well as future competition, particularly those with greater financial resources.  Failure to achieve and maintain a competitive position in the marketplace could have an adverse effect on our business.

Marketing

Net Savings Link intends to implement the following major marketing strategies throughout the United States:

1.
Net Savings Link intends to mass market memberships to major corporations, organizations, associations, unions and networks to provide their employees, customers, members, and associates memberships to Net Savings Link as a benefit or incentive that is designed to provide them discounts and savings.

2.
Net Savings Link intends to mass-market memberships to Churches and Non Profit Organizations who would benefit from using the membership as a fund raising product.  Net Savings Link has designed a turn key package including generic flyers, web banners this target market to solicit their own membership base, collect their own contributions, and then remunerate Net Savings Link on a weekly basis for bulk memberships sold.

3.
Net Savings Link is in the process of setting up a major affiliate marketing network where websites will refer traffic to our site in exchange for lucrative commissions.  We will be using our own affiliate marketing system as well as using Affiliate ‘Consolidators such as Commission Junction, Click Bank and Link Share.  In addition, we will be setting up a complete nationwide affiliate network of bloggers that write about couponing and saving money for families.

Our Strategy

Our objective is to be a one-stop shopping experience for families throughout the United States.  Families can save money by checking with Net Savings Link before they make a purchase including everything from a cup of coffee at a local Starbucks to an automobile.  Our goal is to generate ever increasing commissions from the aggregate total of all transactions that the families make throughout the year.

Our Merchants

Net Savings Link selects Merchants from Online Affiliate Consolidators such as Commission Junction, Click Bank and Link Share, and sets up advertising links at the Net Savings Link website under the appropriate category.   Each of the Merchants signs an agreement with the respective Affiliate Consolidator and they put up a significant deposit to cover 30 days worth of potential commissions.  Net Savings Link can then affiliate with any merchant that has signed up with an Consolidator.  The Consolidator handles and provides everything including write ups, banners, links, complete accounting, auditing and they also guarantee payment of any commissions that have been earned because they hold a deposit in reserve for commissions from each and every vendor.  Net Savings Link can add or delete merchants at the click of the mouse.

A member visits our website, logs in and then proceeds to a category of savings in which they are interested.  They scroll through the various offers under that category and select one.  They are then linked to that particular merchant’s website where they are shown the product, provided details, pictures and customer service.  If a member decides to purchase or take the offer, the merchant fills the order, collects the money, handles all aspects of customer service and ships the goods or services directly to the member in a normal merchant - customer relationship.

Once the transaction is completed, the merchant’s website, with the assistance of the Affiliate Consolidator’s software, credits Net Savings Link with the appropriate commission.  On a minute-by-minute basis Net Savings Link is informed of all visitors, page views and purchases as well as the dollar amount of the transaction along with the corresponding commission.  The Affiliate Consolidator acts as the Broker, collects the commissions from the respective merchant, and forwards the commissions to Net Savings Link along with electronic reports.  The Affiliate Consolidator requires the merchant to put up a deposit to ensure that all earned commissions are paid and audits every link every second of every day to ensure 100% accuracy.

Net Savings Link does not have to hold inventory, process credit card charges for the sale, ship the goods or handle customer service unless required by a member.  Net Saving Link is simply referring the member to the respective merchant for a fee.

Distribution

Net Savings Link assists not for profit fund raising organizations to sell a one year membership in our savings website for $20 via the use of inside and outside Sales Brokers.  The fund raising organization is supplied with a turn key fund raising program that includes color sales flyers, power points, and website pages to assist with making the sale to one of their members or followers.  The fund raising organization collects the $20 and passes out a certificate that allows the contributor to enter our website and acquire a one year membership.  At the end of each week the fundraiser forwards $10 out of the $20 for each transaction to Net Savings Link to pay for the membership.  The fund raising organization advertises to their respective followers and sets a goal of selling 2 memberships per follower contacted.  As an example:  if a fundraiser has 20,000 followers or members, they set their goal at 40,000 memberships to be sold in a period of 10 weeks from start date.  40,000 memberships equates to $400,000 for the fundraiser and $400,000 for Net Savings Link.   At this point Net Savings Link now has 20,000 additional members who may upgrade to Platinum Level and who may save money by using one of the savings links and generating a commission.  As of this printing there are over 8 million organizations in the United States that are not for profit and that are attempting to raise funds.

In addition, Net Savings Link will be selling its certificate memberships to companies that require an increase in sales prospects.  The membership can be employed as an incentive to generate additional prospects, a closing gift (gift with purchase), a referral gift (refer your friend and receive a membership free), and a value added gift to the club or union to justify payment or as an employee benefit (the employee saves money by using the membership that they received from their employer).

Operations

Our business operations are divided into the following core functions to address the needs of our merchants and customers:

Customer Service Representatives – our customer service representatives can be reached via email 24 hours a day, 7 days a week and by phone from 10 AM – 5 PM Monday – Friday EST.  Our CSR’s work with our computer programmers to constantly improve the customer experience by listening and making improvements to ensure complete user friendliness throughout the website.

Computer Programmers – All of our computer programmers are outsourced.  We have multiple backups where each programmer knows the entire website in order to prevent being compromised by any one person.  In addition, our unique program has a control panel that can be over ridden and programmed by our President of the Company at any time.  We use commercial antivirus, firewall and patch management technologies to protect and maintain the system.  We use third party providers to test security and encryption in transferring data.  Our website was designed to be available, secure and very cost effective using a variety of proprietary software and freely available and commercially supported tools.  We believe we can scale to accommodate increasing numbers of members by adding relatively inexpensive industry standard hardware or using a third-party provider of computing resources.

Merchant Services – Net Savings Link uses Affiliate Consolidators such as Commission Junction, Click Bank and Link Share to satisfy and maintain our vast array of merchants.  The Consolidators provide every service needed for our Merchants including accounting, tech support, customer service and reliability sampling.  Net Savings Link interfaces with the Consolidators, and one employee operating out of our corporate office can manage the subsequent thousands of Merchants.   As a complete back up, all Merchants are linked through the Consolidators to an internal reporting and control site, were every interaction that may be needed with a respective Merchant can be managed.

Sales Brokers – Sales Brokers contact organizations and companies on behalf of Net Savings Link and assist fund raising organizations as well as large companies that have incentive needs.  All Sales Brokers are independent contractors including sales management that operate on a commission basis.  As of this printing we currently have 10 Sales Brokers and will be adding Sales Brokers in major cities in the United States.

Employees

We have three employees by intent, our President, our Secretary Treasurer, and one Administrative Assistant.  All other jobs or services are provided by independent contractors in order to manage costs and maintain privacy controls.  Net Savings Link has the ability to change a supplier or vendor virtually at any time without losing any control or continuity.

RISK FACTORS

Regulatory Risk

We are subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. Accordingly, adverse legal or regulatory developments could substantially harm our business.

Lack of Operating History

We lack an operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating significant revenues.   We cannot guarantee that we will be successful in generating revenues in the future.  If we cannot generate sufficient revenues to operate profitably, we may be forced to suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*           Our ability to provide quality savings and discount products and services
*           Our ability to attract customers who will buy memberships, products & services
*           Our ability to generate revenues

Risk Due to Insufficient Capital

Because we are small and do not have significant capital, we must limit marketing our website to potential customers and suppliers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

Risk of email Delivery Disruption

Our business is highly dependent upon email and other messaging services. New membership benefits, offerings, and services and products offered through emails and other messages sent by us, or on our behalf by our affiliates, generate a substantial portion of our revenue. Because of the importance of email and other messaging services to our customers, if we are unable to successfully deliver emails or messages to our subscribers or potential subscribers, or if subscribers decline to open our emails or messages, our revenue and profitability would be adversely affected. Actions by third parties to block, impose restrictions on, or charge for the delivery of, emails or other messages could also materially and adversely impact our business. From time to time, internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. In addition, our use of email and other messaging services to send communications about our website or other matters may result in legal claims against us, which if successful might limit or prohibit our ability to send emails or other messages. Any disruption or restriction on the distribution of emails or other messages or any increase in the associated costs would materially and adversely affect our revenue and profitability.

Risk of New Products and Services

We have a rapidly evolving business model and are regularly exploring entry into new market segments and the introduction of new products and service offerings, which could fail to attract or retain subscribers or generate revenue. These products and services may present new technology challenges, and we may be subject to claims if subscribers of these offerings experience service disruptions or failures or other quality issues. If products or services we introduce, such as changes to our websites and applications, the introduction of social networking, or entirely new lines of business that we may pursue, fail to engage subscribers or merchants, we may fail to acquire or retain subscribers or generate sufficient revenue to attain profitability, and our business may be materially and adversely affected. Our ability to retain or increase our subscriber base and revenue will depend heavily on our ability to innovate and to create successful new products and services. In addition, the relative profitability, if any, of our new activities may be lower than that of our historical activities, and we may not generate sufficient revenue from new activities to attain relative profitability in them. If any of this were to occur, it could damage our reputation, limit our growth and negatively affect our operating results.

Risk of Increased Refunds

An increase in our refund rates could reduce our liquidity and profitability.

Our "Net Savings Link Promise" states that we will provide our customers with a refund of a membership purchase if the customer uses our system as stated, and we fail to deliver the savings we promised. As we increase our revenue, our refund rates may exceed our historical levels. A downturn in general economic conditions may also increase our refund rates. An increase in our refund rates could significantly reduce our liquidity and profitability.

Management of Business Expansion Risk

We cannot assure you that we will be able to manage the growth of our organization effectively.  The growth and expansion of our business and service offerings could place significant demands on our management and our operational and financial resources. We are required to manage multiple relations with various merchants, subscribers, technology licensors and other third parties. In the event of further growth of our operations or in the number of our third-party relationships, our information technology systems or our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to implement operational plans and strategies, improve and expand our infrastructure of support resources and information systems, and train and manage our staff and contractors.

The loss of one or more key members of our management team, or our failure to attract, integrate and retain other highly qualified personnel and/or contractors in the future, could harm our business.

We currently depend on the continued services and performance of David Saltrelli and Peter Schuster.  If we lose the services of either, it could negatively impact operations.

Tax Increase Risk

New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

Due to the global nature of the internet, it is possible that various states might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the internet. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Privacy Laws

Failure to comply with federal, state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal, state and laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Information Transmission Risk

We may suffer liability as a result of information retrieved from or transmitted over the internet and claims related to our service offerings.

We are subject to risks associated with information disseminated through our websites and applications, including consumer data, content that is produced by our editorial staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued by our merchants, subscribers or third parties and as a result our revenue and goodwill could be materially and adversely affected.

Service Disruption Risk

Our business depends on our ability to maintain and scale the network infrastructure necessary to operate our websites and applications, and any significant disruption in service on our websites or applications could result in a loss of subscribers or merchants.

Subscribers access our deals through our websites and applications. Our reputation and ability to acquire, retain and serve our subscribers are dependent upon the reliable performance of our websites and applications and the underlying network infrastructure. As our subscriber base and the amount of information shared on our websites and applications continue to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts on data centers and equipment and related network infrastructure to handle the traffic on our websites and applications. The operation of these systems is expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic on our websites and applications grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our websites and applications, and prevent our subscribers from accessing our services. A substantial portion of our network infrastructure is hosted by third-party providers. Any disruption in these services or any failure of these providers to handle existing or increased traffic could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide. If we do not maintain or expand our network infrastructure successfully or if we experience operational failures, we could lose current and potential subscribers and merchants, which could harm our operating results and financial condition.

Brand Identity Risk

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, or if we receive unfavorable media coverage, our ability to expand our base of subscribers and merchants will be impaired and our business and operating results will be harmed.

We believe that the brand identity that we have developed has contributed to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our base of subscribers and merchants. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to provide reliable, trustworthy and high quality savings offerings and discounted deals, which we may not do successfully.

Unfavorable publicity or consumer perception of our websites, applications, practices or service offerings, or the offerings of our merchants, could adversely affect our reputation, resulting in difficulties in recruiting, decreased revenue and a negative impact on the number of merchants we feature and the size of our subscriber base, the loyalty of our subscribers and the number and variety of deals we offer each day. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Lack of Internet Commerce Growth Risk

We depend on the continued growth of online commerce.

The business of selling goods and services over the internet, particularly through discount deals, is dynamic and relatively new. Concerns about fraud, privacy and other problems may discourage additional consumers and merchants from adopting the internet as a medium of commerce.. In order to expand our subscriber base, we must appeal to and acquire subscribers who historically have used traditional means of commerce to purchase goods and services and may prefer internet analogues to our offerings, such as the retailer's own website. If these consumers prove to be less active than our earlier subscribers, or we are unable to gain efficiencies in our operating costs, including our cost of acquiring new subscribers, our business could be adversely impacted.

Risk of Business Interruption Due to Natural Causes

Our business is subject to interruptions, delays or failures resulting from earthquakes, other natural catastrophic events or terrorism.

Our services, operations and the data centers from which we provide our services are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. A significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, financial condition and results of operations and our insurance coverage may be insufficient to compensate us for losses that may occur. Acts of terrorism could cause disruptions to the internet, our business or the economy as a whole. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting areas where data centers upon which we rely are located, and our business interruption insurance may be insufficient to compensate us for losses that may occur. Such disruptions could negatively impact our ability to run our websites, which could harm our business.

Investment in New Product Risk

Our results of operations may be negatively impacted by investments we make as we enter new product and service categories.

We intend to continue to invest in the development of our existing categories and to expand into new categories. We may make substantial investments in such new categories in anticipation of future revenue. We may also face greater competition in specific categories from internet sites that are more focused on such categories. If the launch of a new category requires investments greater than we expect, if we are unable to generate sufficient merchant offers which are of high quality, value and variety or if the revenue generated from a new category grows more slowly or produces lower gross profit than we expect, our results of operations could be adversely impacted.

Payment Related Risk

We are subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

We are also subject to or voluntarily comply with a number of other laws and regulations relating to money laundering, money transfers, privacy and information security and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments services business.

Competitive Industry Risk

We operate in a highly competitive industry and we cannot guarantee you that we will ever achieve any level of success in competing for clients.

The computer industry is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size. Most of our competitors are larger and more diversified than we are and have greater financial resources.  We cannot predict the degree of success, if any, with which we will meet competition in the future.

Risk Due to “Thinly Traded” Stock

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

This Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

RESULTS OF OPERATIONS AS OF MAY 31, 2011

Working Capital

	May 31,	November 30,
	2011	2010
Current Assets	$572,628	$21,366
Current Liabilities	2,444,216	178,476
Working Capital (Deficit)	$(1,871,588)	$(157,110)

Cash Flows

	Six months ended	Six months ended
	May 31, 2011	May 31, 2010
Cash Flows used in Operating Activities	$(233,437)	$(19,901)
Cash Flows used in Investing Activities	(74,480)	-
Cash Flows provided by Financing Activities	849,932	16,193
Net Increase (decrease) in Cash During Period	$542,015	$(3,708)

Balance Sheet

As at May 31, 2011, the Company had total assets of $686,110 compared with total assets of $61,366 as at November 30, 2010.  The assets are comprised of cash balances in the Company’s bank account and website development costs. The increases are attributed to proceeds from financing received during the period.

The Company had total liabilities of $2,513,389 as at May 31, 2011 compared with $178,476 as at November 30, 2010.  The increase in total liabilities is attributed to the receipt of $849,932 in cash in exchange for three convertible promissory notes payable, which are unsecured, convertible into the common stock of the Company, due interest at 10% per annum, and due two years from the dates of issuance.  These convertible promissory notes, due to their conversion features, resulted in the recording of a derivative liability of $2,261,660 as of May 31, 2011 and an offsetting debt discount of $849,932.

During the period ended May 31, 2011, the Company did not issue any new common stock or other equity transactions.

Operating Revenues

During the three and six months ended May 31, 2011, the Company received $402 in commissions revenue, compared to no revenue in the same periods ended May 31, 2010.

Operating Expenses

During the three months ended May 31, 2011, the Company incurred operating expenses totaling $166,382 compared with $18,928 for the three months ended May 31, 2010.  The increase in operating expenses is attributed to an increase in overall operating activity as the Company had minimal operations during the same period in fiscal 2010.

During the six months ended May 31, 2011, the Company incurred operating expenses totaling $222,628 compared with $23,871 for the six months ended May 31, 2010.  The increase in operating expenses is attributed to an increase in overall operating activity as the Company had minimal operations during the same period in fiscal 2010.

Net Loss

During the three months ended May 31, 2011, the Company incurred a net loss of $1,649,923 compared with a net loss of $18,928 for the three months ended May 31, 2010.  The increase in net loss was primarily due to a $662,093 mark-to-market loss on derivative, as well as the fact that the Company commenced sales operations during the current fiscal year whereas, in the prior year, the Company only had minimal activity.

During the six months ended May 31, 2011, the Company incurred a net loss of $1,717,169 compared with a net loss of $23,871 for the six months ended May 31, 2010.  The increase in net loss was primarily due to a $1,411,728 mark-to-market loss on derivative, as well as the fact that the Company commenced sales operations during the current fiscal year whereas, in the prior year, the Company only had minimal activity.

Liquidity and Capital Resources

As at May 31, 2011, the Company had a cash balance of $563,381 and working capital deficit of $1,871,588 compared with a cash balance of $21,366 and a working capital deficit of $157,110 at November 30, 2010.  The decrease in working capital is mainly due to the derivative liability recognizable on the receipt of $849,932 in cash in exchange for three convertible promissory notes payable during the six months ended May 31, 2011.

Cash Flows from Operating Activities

During the six months ended May 31, 2011, the Company used $233,437 of cash flow from operating activities compared with use of $19,901 of cash flow during the six months ended May 31, 2010.  The increase in the use of cash flow for operating activities reflect the increase in operating activity for the period as the Company has raised additional financing in order to finance the repayment of existing and future obligations.

Cash Flows from Investing Activity

During the six months ended May 31, 2011, the Company used $74,480 in the purchase of office equipment and development of its website.  The Company did not have any investing activities during the same period in 2010.

Cash Flows from Financing Activities

During the six months ended May 31, 2011, the Company received proceeds of $849,932 from three convertible promissory notes payable, which are unsecured, convertible into the common stock of the Company, due interest at 10% per annum, and due two years from the dates of issuance.  During the six months ended May 31, 2010, the Company received $16,693 from the issuance of a note payable.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

RESULTS OF OPERATIONS AS OF NOVEMBER 30, 2010

Balance Sheet

As at November 30, 2010, the Company had total assets of $61,366 compared with total assets of $3,708 as at November 30, 2009.  The assets are comprised of cash balances in the Company’s bank account and the capitalization of the company’s website and the increase is attributed to proceeds of loans received and exchanged for product during the year.

The Company had total liabilities of $178,476 as at November 30, 2010 compared with $14,750 as of November 30, 2009.  The increase in total liabilities is attributed to the fact that the Company did not raise additional financing to support on-going operating costs and experienced longer lead times with respect to repayment of outstanding obligations.

During the year ended November 30, 2010 and 2009, the Company and its Board of Directors approved a 15:1 forward stock split of all issued and outstanding shares on August 24, 2010 increasing the number of issued and outstanding common shares from 5,160,000 to 77,400,000 and on November 4, 2010, the Company and its Board of Directors approved a 1.4:1 dividend of all issued and outstanding common shares. The effect of the dividend increased the number of issued and outstanding common shares from 77,400,000 shares to 185,760,000 shares.

Operating Revenues

During the year ended November 30, 2010, the Company did not generate any revenue related to operations.  The company generated other income derived from the exchange of debt for savings certificates and discount coupons.

Operating Expenses

During the year ended November 30, 2010, the Company incurred operating expenses totaling $228,521 compared with $20,775 for the year ended November 30, 2009.  The increase in operating expenses is attributed mainly to the compay's change of business plan which required additional professional fees related to public filings and to the accrued compensation to the President and VP.

Net Loss

During the year ended November 30, 2010, the Company incurred a net loss of $115,068 compared with a net loss of $20,775 for the year ended November 30, 2009.  The increase is mainly due to the compay's change of business plan which required additional professional fees related to public filings and to the accrued compensation to the President and VP.

Liquidity and Capital Resources

As at November 30, 2010, the Company had a cash balance of $21,366 and a working capital deficit of $157,110 compared with a cash balance of $3,708 and a working capital deficit of $11,042 at November 30, 2009.  The increase in working capital deficit is due to the fact that the Company incurred more operating expenses in fiscal 2010 which remain unpaid due to lack of debt or equity financing.

Cash Flow from Operating Activities

During the year ended November 30, 2010, the Company used $64,795 of cash flow from operating activities compared with use of $13,525 of cash flow during the year ended November 30, 2009.  The increase was primarily due an increase in accounts payable and accrued liabilities offset by the proceeds generated from other income generated by the exchange of debt for savings certificates and discount coupons earned during the year.

Cash Flow from Investing Activity

During the years ended November 30, 2010 and 2009, the Company used $31,000 of cash from investing activities compared to $0 during the year ended November 30, 2009.  The increase is due primarily to an investment in the company’s website partially offset by a capital contribution.

Cash Flow from Financing Activities

During the years ended November 30, 2010 and 2009, the Company generated $113,453 of cash flow relating to financing activities compared to $0 for during the year ended November 30, 2009.  The increase was due primarily to proceeds from a loan from an unrelated third party.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies

We have identified certain accounting policies, described below, that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in the notes to the audited financial statements included in this Annual Report.

Revenue Recognition

We derive revenue principally from the marketing of memberships and subsequent generation of commissions. The timing of revenue recognition and the amount of revenue actually recognized in each case depends upon a variety of factors, including the specific terms of each arrangement and the nature of our deliverables and obligations. Determination of the appropriate amount of revenue recognized involves judgments and estimates that we believe are reasonable, but actual results may differ from our estimates. We record reductions to revenue for customer incentive programs, including special pricing agreements and other volume-related rebate programs. Certain reductions to revenue for customer incentives are based on estimates, including our assumptions related to historical and projected customer sales volumes, market share and inventory levels.

DESCRIPTION OF PROPERTY

We do not own any real or personal property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plans

We have no equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 15, 2010 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers; and (iv) officers and directors as a group. Unless otherwise indicated, the shareholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	David Saltrelli President and Director	108,000,000 Direct	58.12%

Common Stock	Peter Schuster Secretary, Treasurer and Director	0	0%

Common Stock	All Directors and Executive Officers as a Group (2 people)	108,000,000	58.12%

(1)
Based on 185,760,000 shares of our common stock issued and outstanding as of July 15, 2011, Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 17, 2011.

DIRECTORS, EXECUTIVE DIRECTORS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Our executive officers and directors and his age and titles are as follows:

Name	Age	Position
David Saltrelli	62	CEO, CFO, President, and Director

Peter Schuster	65	Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our officers and directors:

David Saltrelli:  David Saltrelli holds a MBA from the Simon School of Business at the University of Rochester where he majored in Finance & Economics.  Mr. Saltrelli has served with the Investment Firms of Merrill Lynch and Prudential Bache.  Mr. Saltrelli later became a developer/marketer of Fractional Condominium Ownership as President of Pantra Investments.  He went on to build direct marketing companies that provided marketing services for many companies including direct mail programs and premium/incentive programs.  Most recently, Mr. Saltrelli has further developed marketing capabilities and now specializes in high volume/ electronic mass marketing strategies including web based delivery of electronic premiums, incentives, benefits, and electronic coupons to mass markets such as large affiliate groups, churches using fundraisers, and large organizations needing cost effective benefits.   Mr. Saltrelli has over 30 years of direct marketing experience.

Peter Schuster: Peter Schuster holds a Master’s Degree from the State University of New York. From 2006 to 2010, Mr. Schuster served as President of Awards and Incentives Inc., a web based marketing and sales company that developed and delivered electronic premiums and incentives to large commercial entities, organizations, and affiliate groups requiring high volume lead generation and sales volume.  From 2002 to 2006, Mr. Schuster served as a Commercial Realtor focused specifically on the marketing, development, entitlement and sales of large commercial marina operations, commercial land sites targeted for high-rise mixed use development, and conversion of existing hospitality properties to mixed and fractional commercial use.

Involvement in Certain Legal Proceedings

During the past ten years, neither David Saltrelli nor Peter Schuster have been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors

Audit Committee

We are not a listed issuer and as such our Board of Directors is not required to maintain a separately-designated standing audit committee. As a result, our entire Board of Directors acts as our audit committee. Our sole director does not meet the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our Board of Directors at this time is prohibitive.

Compliance with Section 16 of the Securities Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “reporting persons”), to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulation to furnish us with copies of all forms they file pursuant to Section 16(a). Based on our review of the copies of such forms received by us, other than as described below, no other reports were required for those persons. We believe that, during the year ended November 30, 2010, all reporting persons complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(a)(2) of Regulation S-X during the fiscal year ended November 30, 2010:

Summary Compensation Table
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name &				Stock	Option	Plan	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
David Satrelli	2010	73,118	0	0	0	0	0	0	73,118
CEO, President,	2009	0	0	0	0	0	0	0	0
& Director	2008	0	0	0	0	0	0	0	0

Peter Schuster	2010	73,118	0	0	0	0	0	0	73,118
Secretary, Treasurer &	2009	0	0	0	0	0	0	0	0
Director	2008	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

As at our year ended November 30, 2010, we did not have any outstanding equity awards and have not had any since our inception.

Employment Contracts

As of November 30, 2010, we had no termination of employment or change-in-control arrangements with any of our executive officers or directors.

On February 25, 2010, the Company entered into an exclusive employment agreement with David Saltrelli as President, Principal Executive Officer and a member of the Board of Directors. The agreement is for a term of two years beginning February 25, 2010 and ending February 24, 2012. Mr. Saltrelli will be paid $96,000 per annum. In addition, Mr. Saltrelli will be entitled to two weeks paid vacation a year and will be reimbursed for business related expenses he incurs. In the event we establish a medical and dental plan, Mr. Saltrelli will be entitled to participate therein.

Further, Mr. Saltrelli will be entitled to such additional compensation, including bonuses, as may be granted by the Board (with Mr. Saltrelli abstaining from any vote thereon).

On February 25, 2010, the Company entered into an exclusive employment agreement with Peter Schuster as Vice President and a member of the Board of Directors. The agreement is for a term of two years beginning February 25, 2010 and ending February 24, 2012. Peter Schuster will be paid $96,000 per annum. In addition, Peter Schuster will be entitled to two weeks paid vacation a year and will be reimbursed for business related expenses he incurs. In the event we establish a medical and dental plan, Peter Schuster will be entitled to participate therein

Further, Peter Schuster will be entitled to such additional compensation, including bonuses, as may be granted by the Board (with Mr. Schuster abstaining from any vote thereon).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;
(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(iv)	Any of our promoters; and
(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

We have issued 108,000,000 total shares of common stock who is our executive officer and director, Andre Benard, at a price of $0.001 per share and subsequently transferred his share position of 108,000,000 to incoming President and Director David Saltrelli for the sum of $3,000.

The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that  event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

We file reports with the SEC under section 13 of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Holladay Stock Transfer

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority (“FINRA”) under the symbol “CXLT”, the high and low bid information for our common stock has been as follows:

Fiscal Year
2011		High Bid	Low Bid

Second Quarter:	3/01/11 to 5/31/11	$0.72	$0.19
First Quarter:	12/01/10 to 2/28/11	$0.78	$0.029

Fiscal Year
2010		High Bid	Low Bid
Fourth Quarter:	9/01/10 to 11/30/10	$0.029	$0.025
Third Quarter:	6/01/10 to 8/31/10	$0.029	$0.024
Second Quarter:	3/01/10 to 5/31/10	$0	$0
First Quarter:	12/01/09 to 2/28/10	$0	$0

Fiscal Year
2009		High Bid	Low Bid
Fourth Quarter:	9/01/09 to 11/30/09	$0	$0
Third Quarter:	6/01/09 to 8/31/09	$0	$0
Second Quarter:	3/01/09 to 5/31/09	$0	$0
First Quarter:	12/01/08 to 2/28/09	$0	$0

Quotations provided by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions

Dividends

We have not declared any cash dividends on our common stock since our inception. There are no dividend restrictions that limit our ability to pay cash dividends on our common stock in our Articles of Incorporation or Bylaws. Our governing statute, Chapter 78 – “Private Corporations” of the Nevada Revised Statutes (the “NRS”), does provide limitations on our ability to declare cash dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution (except as otherwise specifically allowed by our Articles of Incorporation).

On November 4, 2010, we approved a 1.4:1 stock dividend of all issued and outstanding common shares. The effect of the dividend increased the number of issued and outstanding common shares from 77,400,000 shares to 185,760,000 shares.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Previous independent registered public accounting firm

On April 14, 2011, we terminated Jewett, Schwartz, Wolfe & Associates at 200 South Park Road, Suite 150, Hollywood, Florida 33201, as our independent registered public accounting firm.  The decision to dismiss Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm was approved by our Board of Directors on April 14, 2011.   Except as noted in the paragraph immediately below, the reports of Jewett, Schwartz, Wolfe & Associates’ financial statements for the years ended November 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Jewett, Schwartz, Wolfe & Associates on our financial statements as of and for the years ended November 30, 2010 and 2009 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.  The continuation of our ability to continue as a going concern is dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

During the years ended November 30, 2010 and 2009 and through April 14, 2011 we have not had any disagreements with Jewett, Schwartz, Wolfe & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Jewett, Schwartz, Wolfe & Associates ’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended November 30, 2010 and 2009 and through April 14, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On April 14, 2011, we delivered a copy of this report to Jewett, Schwartz, Wolfe & Associates.  Jewett, Schwartz, Wolfe & Associates issued their response.  The response stated that it agreed with the foregoing disclosure.  A copy of Jewett, Schwartz, Wolfe & Associates’ response is attached as Exhibit 16.1 to our Form 8-K/A filed with the SEC on May 9, 2011.

New independent registered public accounting firm

On April 14, 2011, we engaged MaloneBailey, LLP, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042 an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Malone Bailey, LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted Malone Bailey, LLP with regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us, nor oral advice was provided, that Malone & Bailey, P.C.  concluded, was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, we have not sold any securities that were not registered under the Securities Act of 1933, as amended.  We have, however, issued additional shares of common stock as a result of the following:

a)
On August 24, 2010, we approved a 15:1 forward stock split of all issued and outstanding common shares. The effect of the forward stock split increased the number of issued and outstanding common shares from 5,160,000 shares to 77,400,000 shares, and the forward stock split has been applied on a retroactive basis since our inception date.

b)
On November 4, 2010, we approved a 1.4:1 stock dividend of all issued and outstanding common shares. The effect of the forward stock split increased the number of issued and outstanding common shares from 77,400,000 shares to 185,760,000 shares, and the forward stock split has been applied on a retroactive basis since our inception date.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS

Financial Statements are incorporated by reference from the following:

Our Form 10-K for the period ended November 30, 2010.
Our Form 10-Q for the period ended February 28, 2011.
Our Form 10-Q for the period ended May 31, 2011.

(b)        EXHIBITS

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	6/09/08	3.1

3.2	Bylaws.	S-1	6/09/08	3.2

4.1	Specimen Stock Certificate.	S-1	6/09/08	4.1

14.1	Code of Ethics.	S-1	6/09/08	14.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of July, 2011.

NET SAVINGS LINK, INC.

BY:	DAVID SALTRELLI
David Saltrelli, President
President, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	6/09/08	3.1

3.2	Bylaws.	S-1	6/09/08	3.2

4.1	Specimen Stock Certificate.	S-1	6/09/08	4.1

14.1	Code of Ethics.	S-1	6/09/08	14.1